Exhibit 99.1

FOR IMMEDIATE RELEASE

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED

SECOND QUARTER 2012 FINANCIAL RESULTS

Company Had The Top Three Best-Selling Games in North America and Europe

For First Six Months of 2012(1)

Santa Monica, CA — August 2, 2012 — Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the second quarter of 2012.

	Second Quarter
(in millions, except EPS)	2012	Prior Outlook*	2011
GAAP
Net Revenues	$1,075	$950	$1,146
EPS	$0.16	$0.13	$0.29
Non-GAAP
Net Revenues	$1,054	$805	$699
EPS	$0.20	$0.10	$0.10

*Prior outlook was provided by the company on May 9, 2012 in its earnings release

For the quarter ended June 30, 2012, Activision Blizzard’s GAAP net revenues were $1.08 billion, as compared with $1.15 billion for the second quarter of 2011.  On a non-GAAP basis, the company’s net revenues were $1.05 billion, as compared with $699 million for the second quarter of 2011.  For the second quarter, GAAP net revenues from digital channels were $343 million and represented 32% of the company’s total revenues.  On a non-GAAP basis, net revenues from digital channels were a record $497 million and represented 47% of the company’s total revenues.

For the quarter ended June 30, 2012, Activision Blizzard’s GAAP earnings per diluted share were $0.16, as compared with $0.29 for the second quarter of 2011.  On a non-GAAP basis, the company’s earnings per diluted share were $0.20, as compared with $0.10 for the second quarter of 2011.

The company reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

(1) According to The NPD Group, Chart-Track and GfK

Activision Announces Better-Than Expected Q2 2012 Earnings Results

Bobby Kotick, Chief Executive Officer of Activision Blizzard, said, “On a non-GAAP basis, we delivered record Q2 and first half  net revenues,  operating income and earnings.  Our performance was driven by strong audience demand for our great games.  We are very excited to have announced our expanded investment in China through Activision Publishing’s agreement with Tencent to bring the Call of Duty® franchise to the Chinese market.”

Kotick continued, “For the first six months, we had the top three best-selling games in North America and Europe with  Activision Publishing’s Skylanders Spyro’s Adventures® and Call of Duty: Modern Warfare® 3, and Blizzard Entertainment’s record setting Diablo® III.”

“For the remainder of the year, we are excited about our product slate which includes Activision Publishing’s Skylanders Giants™ and Call of Duty: Black Ops II, and Blizzard Entertainment’s World of Warcraft®: Mists of Pandaria™.  While we are increasing our financial outlook for full year 2012, we remain cautious given economic uncertainty, risks to consumer spending especially during the holiday season and the recognition that the majority of our key franchise launches are still ahead of us,” Kotick added.

Selected Business Highlights:

•                  In North America and Europe, including accessory packs and figures, Activision Publishing’s Skylanders Spyro’s Adventure was the #1 best-selling console and hand-held game overall in dollars for the first six months of 2012.(1)  Additionally, Skylanders Spyro’s Adventure was the #1 action-figure line in the U.S., outselling all other action-figure lines for the first six months of 2012.(2)

•                  For the June quarter, Activision Blizzard was the #1 independent game publisher overall in North America and Europe.(1)

•                  Blizzard Entertainment’s Diablo III, released on May 15, 2012, set a new industry launch record for PC games and was the #1 best-selling PC game for the first six months of 2012. Through July, more than 10 million players have entered the world of Sanctuary.(3)

•                  As of June 30, 2012, Blizzard Entertainment’s World of Warcraft remains the #1 subscription-based MMORPG and had approximately 9.1 million subscribers.(4)

•                  Blizzard Entertainment announced that the company expects to release World of Warcraft: Mists of Pandaria on September 25, 2012.

(1)According to The NPD Group, Chart-Track and GfK

(2)According to The NPD Group

(3)According to Activision Blizzard internal estimates and the NPD Group, Chart-Track and GfK

(4)According to Activision Blizzard internal estimates

•                  On July 3, 2012, Activision Publishing and Tencent Holdings Limited, a leading Internet services provider in China, announced a strategic relationship to bring the Call of Duty franchise to Chinese game players.  Under the multi-year agreement with Activision Publishing, Tencent has the exclusive license to operate Activision’s new Call of Duty game in mainland China.  The game will be  free-to-play and monetized through the sale of in-game items.

•                  During the quarter, Activision Blizzard paid a cash dividend of $0.18 per common share, totaling $204 million, to shareholders of record at the close of business on March 21, 2012.  This represented a 9% increase over the dividend that was paid in 2011.

•                  During the quarter, Activision Blizzard purchased an aggregate of 4.4 million shares of its common stock for an aggregate purchase price of approximately $54 million.

Company Outlook

During the third quarter, Activision Publishing expects to release TRANSFORMERS: FALL OF CYBERTRON™ for the Xbox 360® video game and entertainment system from Microsoft, Sony’s PlayStation® 3 computer entertainment system and the PC.  Additionally, the company expects to release the Call of Duty: Modern Warfare 3 Content Collection #3, a compilation of content previously released to Call of Duty Elite premium members, on the Xbox 360 video game and entertainment system from Microsoft, for Sony’s PlayStation 3 computer entertainment system; and Call of Duty: Modern Warfare 3 Content Collection #4 on the Xbox 360 video game and entertainment system from Microsoft.

Activision Publishing also expects to release Ice Age™ Continental Drift — Arctic Games in North America for the Xbox 360 video game and entertainment system from Microsoft, Sony’s PlayStation 3 computer entertainment system, Wii™ system from Nintendo, the Nintendo 3DS™ and Nintendo DS™ hand-held system;  Wipeout  3 for the Xbox 360 video game and entertainment system from Microsoft, Wii system from Nintendo and the Nintendo 3DS; and Angry Birds Trilogy for the Xbox 360 video game and entertainment system from Microsoft, Sony’s PlayStation 3 computer entertainment system, and the Nintendo 3DS.

Blizzard Entertainment expects to release World of Warcraft: Mists of Pandaria on September 25, 2012.

Based on better-than-expected second quarter results, the company is raising its calendar year net revenue and earnings per share outlook.

(in millions, except EPS)	GAAP Outlook	Prior* GAAP Outlook	Non-GAAP Outlook	Prior* Non- GAAP Outlook
CY 2012
Net Revenues	$4,330	$4,200	$4,630	$4,530
EPS	$0.69	$0.65	$0.99	$0.95

Q3 2012
Net Revenues	$740	n/a	$690	n/a
EPS	$0.06	n/a	$0.07	n/a

* Prior outlook was provided by the company on May 9, 2012 in its earnings release

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended June 30, 2012 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 888-282-4591 in the U.S. with passcode 4121658.

About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide online, PC, console, handheld and mobile game publisher with leading positions across the major categories of the rapidly growing interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, the Netherlands, Australia, South Korea and China.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Non-GAAP Financial Measures:  As a supplement to our financial measures presented in accordance with GAAP, Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•                  the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games;

•                  expenses related to stock-based compensation;

•                  expenses related to restructuring;

•                  the amortization of intangibles, and impairment of intangible assets and goodwill; and

•                  the income tax adjustments associated with any of the above items.

In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the company.  Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, and non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games.

Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenue attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred net revenue and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is measured by investment analysts and industry data sources. In addition, excluding the change in deferred net revenue and the related cost of sales provides a much more timely indication of trends in our operating results.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.

Activision Blizzard generally uses words such as “outlook,” “will,”  “could,” “should,” “would,” “might,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” “future,” “plan,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and similar expressions to identify forward-looking statements.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, increasing concentration of titles, shifts in consumer spending trends, the impact of the current macroeconomic environment and market conditions within the video game industry, Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres such as first-person action and massively multiplayer online games and preferences among competing hardware platforms, the seasonal and cyclical nature of the interactive game market, changing business models including digital delivery of content, competition, including from used games and other forms of entertainment, possible declines in software pricing, product returns and price protection, product delays, adoption rate and availability of new hardware (including peripherals) and related software, rapid changes in technology and industry standards, litigation risks and associated costs, protection of proprietary rights, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality “hit” titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, and the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, and the other  factors  identified in the risk factors section of Activision Blizzard’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission.  The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

For Information Contact:
Kristin Southey	Maryanne Lataif
SVP, Investor Relations	SVP, Corporate Communications
(310) 255-2635	(310) 255-2704
ksouthey@activision.com	mlataif@activision.com

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net revenues:
Product sales	$798	$768	$1,672	$1,829
Subscription, licensing and other revenues (1)	277	378	575	766
Total net revenues	1,075	1,146	2,247	2,595

Costs and expenses:
Cost of sales - product costs	229	213	486	512
Cost of sales - online subscriptions	64	59	123	122
Cost of sales - software royalties and amortization	57	47	88	109
Cost of sales - intellectual property licenses	20	24	27	53
Product development	152	116	276	258
Sales and marketing	136	90	216	150
General and administrative	190	127	291	228
Restructuring	—	3	—	22
Total costs and expenses	848	679	1,507	1,454
Operating income	227	467	740	1,141
Investment and other income (expense), net	2	2	3	5
Income before income tax expense	229	469	743	1,146
Income tax expense	44	134	174	308
Net income	$185	$335	$569	$838

Basic earnings per common share	$0.16	$0.29	$0.50	$0.71
Weighted average common shares outstanding	1,109	1,141	1,115	1,157

Diluted earnings per common share (2)	$0.16	$0.29	$0.50	$0.71
Weighted average common shares outstanding assuming dilution	1,115	1,150	1,121	1,166

(1) Subscription, licensing and other revenues represents revenues from World of Warcraft subscriptions, Call of Duty Elite memberships, licensing royalties from our products and franchises, value-added services, downloadable content, and other miscellaneous revenues.

(2) The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $181 million and $558 million for the three and six months ended June 30, 2012, as compared to the total net income of $185 million and $569 million for the same periods, respectively. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $330 million and $826 million for the three and six months ended June 30, 2011, as compared to total net income of $335 million and $838 million for the same periods, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	June 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$2,786	$3,165
Short-term investments	406	360
Accounts receivable, net	227	649
Inventories, net	128	144
Software development	141	137
Intellectual property licenses	8	22
Deferred income taxes, net	484	507
Other current assets	152	396
Total current assets	4,332	5,380
Long-term investments	17	16
Software development	123	62
Intellectual property licenses	12	12
Property and equipment, net	149	163
Other assets	12	12
Intangible assets, net	83	88
Trademark and trade names	433	433
Goodwill	7,108	7,111
Total assets	$12,269	$13,277

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$163	$390
Deferred revenues	905	1,472
Accrued expenses and other liabilities	416	694
Total current liabilities	1,484	2,556
Deferred income taxes, net	61	55
Other liabilities	160	174
Total liabilities	1,705	2,785

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	9,375	9,616
Retained earnings	1,313	948
Accumulated other comprehensive income (loss)	(124)	(72)
Total shareholders’ equity	10,564	10,492
Total liabilities and shareholders’ equity	$12,269	$13,277

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three months ended June 30, 2012		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$1,075	$229	$64	$57	$20	$152	$136	$190	$848
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(21)	(61)	—	—	—	—	—	—	(61)
Less: Stock-based compensation	(b)	—	—	—	(3)	—	(5)	(1)	(22)	(31)
Less: Amortization of intangible assets	(c)	—	—	—	—	(2)	—	—	—	(2)
Non-GAAP Measurement		$1,054	$168	$64	$54	$18	$147	$135	$168	$754

Three months ended June 30, 2012		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$227	$185	$0.16	$0.16
Less: Net effect from deferral in net revenues and related cost of sales	(a)	40	17	0.02	0.02
Less: Stock-based compensation	(b)	31	21	0.02	0.02
Less: Amortization of intangible assets	(c)	2	1	—	—
Non-GAAP Measurement		$300	$224	$0.20	$0.20

Six months ended June 30, 2012		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$2,247	$486	$123	$88	$27	$276	$216	$291	$1,507
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(606)	(181)	—	(17)	(1)	—	—	—	(199)
Less: Stock-based compensation	(b)	—	—	—	(6)	—	(9)	(4)	(33)	(52)
Less: Amortization of intangible assets	(c)	—	—	—	—	(5)	—	—	—	(5)
Non-GAAP Measurement		$1,641	$305	$123	$65	$21	$267	$212	$258	$1,251

Six months ended June 30, 2012		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$740	$569	$0.50	$0.50
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(407)	(317)	(0.28)	(0.28)
Less: Stock-based compensation	(b)	52	36	0.03	0.03
Less: Amortization of intangible assets	(c)	5	3	—	—
Non-GAAP Measurement		$390	$291	$0.26	$0.25

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects amortization of intangible assets.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $219 million and $285 million for the three and six months ended June 30, 2012 as compared to the total non-GAAP net income of $224 million and $291 million for the same periods, respectively.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three months ended June 30, 2011		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$1,146	$213	$59	$47	$24	$116	$90	$127	$3	$679
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(447)	(78)	—	(32)	(5)	—	—	—	—	(115)
Less: Stock-based compensation	(b)	—	—	—	(3)	—	(5)	(1)	(11)	—	(20)
Less: Restructuring	(c)	—	—	—	—	—	—	—	—	(3)	(3)
Less: Amortization of intangible assets	(d)	—	—	—	—	(7)	—	—	—	—	(7)
Non-GAAP Measurement		$699	$135	$59	$12	$12	$111	$89	$116	$—	$534

Three months ended June 30, 2011		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$467	$335	$0.29	$0.29
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(332)	(238)	(0.21)	(0.20)
Less: Stock-based compensation	(b)	20	15	0.01	0.01
Less: Restructuring	(c)	3	2	—	—
Less: Amortization of intangible assets	(d)	7	4	—	—
Non-GAAP Measurement		$165	$118	$0.10	$0.10

Six months ended June 30, 2011		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$2,595	$512	$122	$109	$53	$258	$150	$228	$22	$1,454
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(1,141)	(209)	—	(75)	(19)	—	—	—	—	(303)
Less: Stock-based compensation	(b)	—	—	—	(6)	—	(11)	(3)	(23)	—	(43)
Less: Restructuring	(c)	—	—	—	—	—	—	—	—	(22)	(22)
Less: Amortization of intangible assets	(d)	—	—	—	(1)	(15)	—	—	—	—	(16)
Non-GAAP Measurement		$1,454	$303	$122	$27	$19	$247	$147	$205	$—	$1,070

Six months ended June 30, 2011		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$1,141	$838	$0.71	$0.71
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(838)	(619)	(0.53)	(0.52)
Less: Stock-based compensation	(b)	43	30	0.03	0.03
Less: Restructuring	(c)	22	16	0.01	0.01
Less: Amortization of intangible assets	(d)	16	10	0.01	0.01
Non-GAAP Measurement		$384	$275	$0.23	$0.23

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects restructuring related to our Activision Publishing operations.

(d) Reflects amortization of intangible assets.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $117 million and $270 million for the three and six months ended June 30, 2011 as compared to total non-GAAP net income of $118 million and $275 million for the same periods, respectively.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three And Six Months Ended June 30, 2012 and 2011

(Amounts in millions)

	Three Months Ended
	June 30, 2012		June 30, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channel	$685	64%	$660	58%	$25	4%
Digital online channels(1)	343	32	423	37	(80)	(19)
Total Activision and Blizzard	1,028	96	1,083	95	(55)	(5)

Distribution	47	4	63	5	(16)	(25)
Total consolidated GAAP net revenues	1,075	100	1,146	100	(71)	(6)

Change in Deferred Net Revenues(2)
Retail channel	(175)		(448)
Digital online channels(1)	154		1
Total changes in deferred net revenues	(21)		(447)

Non-GAAP Net Revenues by Distribution Channel
Retail channel	510	48	212	30	298	141
Digital online channels(1)	497	47	424	61	73	17
Total Activision and Blizzard	1,007	95	636	91	371	58

Distribution	47	5	63	9	(16)	(25)
Total non-GAAP net revenues (3)	$1,054	100%	$699	100%	$355	51%

	Six Months Ended
	June 30, 2012		June 30, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channel	$1,479	66%	$1,607	62%	$(128)	(8)%
Digital online channels(1)	656	29	851	33	(195)	(23)
Total Activision and Blizzard	2,135	95	2,458	95	(323)	(13)

Distribution	112	5	137	5	(25)	(18)
Total consolidated GAAP net revenues	2,247	100	2,595	100	(348)	(13)

Change in Deferred Net Revenues(2)
Retail channel	(746)		(1,154)
Digital online channels(1)	140		13
Total changes in deferred net revenues	(606)		(1,141)

Non-GAAP Net Revenues by Distribution Channel
Retail channel	733	45	453	31	280	62
Digital online channels(1)	796	48	864	60	(68)	(8)
Total Activision and Blizzard	1,529	93	1,317	91	212	16

Distribution	112	7	137	9	(25)	(18)
Total non-GAAP net revenues (3)	$1,641	100%	$1,454	100%	$187	13%

(1) Net revenues from digital online channel represent revenues from subscriptions and memberships, licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

(2) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(3) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended June 30, 2012 and 2011

(Amounts in millions)

	Three Months Ended
	June 30, 2012		June 30, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions(1)	$220	20%	$359	31%	$(139)	(39)%
PC and Other(5)	276	26	80	7	196	245
Sony PlayStation 3	234	22	239	21	(5)	(2)
Sony PlayStation 2	—	—	2	—	(2)	(100)
Microsoft Xbox 360	248	23	300	26	(52)	(17)
Nintendo Wii	32	3	70	6	(38)	(54)
Total console(2)	514	48	611	53	(97)	(16)
Sony PlayStation Portable	1	—	4	—	(3)	(75)
Nintendo 3DS	6	1	5	1	1	20
Nintendo DS	11	1	24	2	(13)	(54)
Total handheld	18	2	33	3	(15)	(45)
Total Activision and Blizzard	1,028	96	1,083	94	(55)	(5)

Distribution:
Total Distribution	47	4	63	6	(16)	(25)
Total consolidated GAAP net revenues	1,075	100	1,146	100	(71)	(6)

Change in Deferred Net Revenues(3)
Activision and Blizzard:
Online subscriptions(1)	(21)		(67)
PC and Other(5)	314		(35)
Sony PlayStation 3	(137)		(156)
Microsoft Xbox 360	(162)		(146)
Nintendo Wii	(12)		(39)
Total console(2)	(311)		(341)
Nintendo DS	(3)		(4)
Total changes in deferred net revenues	(21)		(447)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions(1)	199	19	292	42	(93)	(32)
PC and Other(5)	590	56	45	6	545	NM
Sony PlayStation 3	97	9	83	12	14	17
Sony PlayStation 2	—	—	2	—	(2)	(100)
Microsoft Xbox 360	86	8	154	22	(68)	(44)
Nintendo Wii	20	2	31	4	(11)	(35)
Total console(2)	203	19	270	38	(67)	(25)
Sony PlayStation Portable	1	—	4	1	(3)	(75)
Nintendo 3DS	6	1	5	1	1	20
Nintendo DS	8	1	20	3	(12)	(60)
Total handheld	15	2	29	5	(14)	(48)
Total Activision and Blizzard	1,007	96	636	91	371	58

Distribution:
Total Distribution	47	4	63	9	(16)	(25)
Total non-GAAP net revenues(4)	$1,054	100%	$699	100%	$355	51%

(1) Revenue from online subscriptions consists of revenue from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.  It also includes revenues from Call of Duty Elite memberships.  We have recorded a reduction of revenues of $11 million during the three months ended June 30, 2012 as a result of a correction of an accounting error.  Please refer to footnote 1 on our Form 10-Q for the quarter ended June 30, 2012 for further details on this correction.

(2) Downloadable content and their related revenues are included in each respective console platforms and total console.

(3) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(4) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

(5) Other includes standalone sales of toys and accessories products from Skylanders franchise, mobile sales and other physical merchandise and accessories.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Six Months Ended June 30, 2012 and 2011

(Amounts in millions)

	Six Months Ended
	June 30, 2012		June 30, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions(1)	$475	21%	$754	29%	$(279)	(37)%
PC and Other(5)	413	18	205	8	208	101
Sony PlayStation 3	534	24	581	22	(47)	(8)
Sony PlayStation 2	2	—	6	—	(4)	(67)
Microsoft Xbox 360	584	26	697	27	(113)	(16)
Nintendo Wii	83	4	152	6	(69)	(45)
Total console(2)	1,203	54	1,436	55	(233)	(16)
Sony PlayStation Portable	4	—	8	—	(4)	(50)
Nintendo 3DS	15	1	9	1	6	67
Nintendo DS	25	1	46	2	(21)	(46)
Total handheld	44	2	63	3	(19)	(30)
Total Activision and Blizzard	2,135	95	2,458	95	(323)	(13)

Distribution:
Total Distribution	112	5	137	5	(25)	(18)
Total consolidated GAAP net revenues	2,247	100	2,595	100	(348)	(13)

Change in Deferred Net Revenues(3)
Activision and Blizzard:
Online subscriptions(1)	(27)		(123)
PC and Other(5)	291		(123)
Sony PlayStation 3	(400)		(400)
Microsoft Xbox 360	(439)		(405)
Nintendo Wii	(26)		(84)
Total console(2)	(865)		(889)
Nintendo DS	(5)		(6)
Total changes in deferred net revenues	(606)		(1,141)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions(1)	448	27	631	43	(183)	(29)
PC and Other(5)	704	43	82	6	622	NM
Sony PlayStation 3	134	8	181	12	(47)	(26)
Sony PlayStation 2	2	—	6	—	(4)	(67)
Microsoft Xbox 360	145	9	292	20	(147)	(50)
Nintendo Wii	57	4	68	5	(11)	(16)
Total console(2)	338	21	547	37	(209)	(38)
Sony PlayStation Portable	4	—	8	1	(4)	(50)
Nintendo 3DS	15	1	9	1	6	67
Nintendo DS	20	1	40	3	(20)	(50)
Total handheld	39	2	57	5	(18)	(32)
Total Activision and Blizzard	1,529	93	1,317	91	212	16

Distribution:
Total Distribution	112	7	137	9	(25)	(18)
Total non-GAAP net revenues(4)	$1,641	100%	$1,454	100%	$187	13%

(1)

Revenue from online subscriptions consists of revenue from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services. It also includes revenues from Call of Duty Elite memberships. We have recorded a reduction of revenues of $11 million during the three months ended June 30, 2012 as a result of a correction of an accounting error. Please refer to footnote 1 on our Form 10-Q for the quarter ended June 30, 2012 for further details on this correction.

(2)	Downloadable content and their related revenues are included in each respective console platforms and total console.
(3)	We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.
(4)	Total non-GAAP net revenues presented also represents our total operating segment net revenues.
(5)	Other includes standalone sales of toys and accessories products from Skylanders franchise, mobile sales and other physical merchandise and accessories.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three and Six Months Ended June 30, 2012 and 2011

(Amounts in millions)

	Three Months Ended
	June 30, 2012		June 30, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$562	52%	$580	50%	$(18)	(3)%
Europe	403	38	467	41	(64)	(14)
Asia Pacific	110	10	99	9	11	11
Total consolidated GAAP net revenues	1,075	100	1,146	100	(71)	(6)

Change in Deferred Net Revenues(1)
North America	(79)		(249)
Europe	(9)		(181)
Asia Pacific	67		(17)
Total changes in net revenues	(21)		(447)

Non-GAAP Net Revenues by Geographic Region
North America	483	46	331	47	152	46
Europe	394	37	286	41	108	38
Asia Pacific	177	17	82	12	95	116
Total non-GAAP net revenues(2)	$1,054	100%	$699	100%	$355	51%

	Six Months Ended
	June 30, 2012		June 30, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$1,163	52%	$1,328	51%	$(165)	(12)%
Europe	888	39	1,061	41	(173)	(16)
Asia Pacific	196	9	206	8	(10)	(5)
Total consolidated GAAP net revenues	2,247	100	2,595	100	(348)	(13)

Change in Deferred Net Revenues(1)
North America	(409)		(632)
Europe	(235)		(452)
Asia Pacific	38		(57)
Total changes in net revenues	(606)		(1,141)

Non-GAAP Net Revenues by Geographic Region
North America	754	46	696	48	58	8
Europe	653	40	609	42	44	7
Asia Pacific	234	14	149	10	85	57
Total non-GAAP net revenues(2)	$1,641	100%	$1,454	100%	$187	13%

(1)	We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.
(2)	Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

For the Three and Six Months Ended June 30, 2012 and 2011

(Amounts in millions)

	Three Months Ended
	June 30, 2012		June 30, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision(1)	$373	35%	$323	28%	$50	15%
Blizzard(2)	634	59	313	27	321	103
Distribution(3)	47	4	63	6	(16)	(25)
Operating segment total	1,054	98	699	61	355	51

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	21	2	447	39
Consolidated net revenues	$1,075	100%	$1,146	100%	$(71)	(6)%

Segment income from operations:
Activision(1)	$(71)		$31		$(102)	NM
Blizzard(2)	371		135		236	175
Distribution(3)	—		(1)		1	NM
Operating segment total	300		165		135	82

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	(40)		332
Stock-based compensation expense	(31)		(20)
Restructuring	—		(3)
Amortization of intangible assets	(2)		(7)
Consolidated operating income	227		467		(240)	(51)
Investment and other income (expense), net	2		2
Consolidated income before income tax expense	$229		$469		$(240)	(51)%

Operating margin from total operating segments	28%		24%

	Six Months Ended
	June 30, 2012		June 30, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision(1)	$645	29%	$646	25%	$(1)	—%
Blizzard(2)	884	39	671	26	213	32
Distribution(3)	112	5	137	5	(25)	(18)
Operating segment total	1,641	73	1,454	56	187	13

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	606	27	1,141	44
Consolidated net revenues	$2,247	100%	$2,595	100%	$(348)	(13)%

Segment income (loss) from operations:
Activision(1)	$(70)		$78		$(148)	(190)%
Blizzard(2)	460		306		154	50
Distribution(3)	—		—		—	NM
Operating segment total	390		384		6	2

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	407		838
Stock-based compensation expense	(52)		(43)
Restructuring	—		(22)
Amortization of intangible assets	(5)		(16)
Consolidated operating income	740		1,141		(401)	(35)
Investment and other income (expense), net	3		5
Consolidated income before income tax expense	$743		$1,146		$(403)	(35)%

Operating margin from total operating segments	24%		26%

(1)	Activision Publishing (“Activision”) — publishes interactive entertainment products and contents.
(2)	Blizzard — Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes PC games and online subscription-based games in the MMORPG category.
(3)	Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES OUTLOOK

For the Quarter Ending September 30, 2012 and

Year Ending December 31, 2012

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Outlook for	Outlook for
		Three Months Ending	Year Ending
		September 30, 2012	December 31, 2012

Net Revenues (GAAP)		$740	$4,330

Excluding the impact of:
Change in deferred net revenues	(a)	(50)	300

Non-GAAP Net Revenues		$690	$4,630

Earnings Per Diluted Share (GAAP)		$0.06	$0.69

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(b)	(0.02)	0.19
Stock-based compensation	(c)	0.03	0.09
Amortization of intangible assets	(d)	—	0.02

Non-GAAP Earnings Per Diluted Share		$0.07	$0.99

(a) Reflects the net change in deferred net revenues.

(b) Reflects the net change in deferred net revenues and related cost of sales.

(c) Reflects expense related to stock-based compensation.

(d) Reflects amortization of intangible assets.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.